Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated September 17, 2007, in Amendement No. 2 to the Registration Statement (Form S-1 No. 333-144256) and related Prospectus of Och-Ziff Capital Management Group LLC dated September 19, 2007.

/s/ Ernst & Young LLP

New York, New York

September 19, 2007